                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    VPC Impact Acquisition Holdings Sponsor,
                                        LLC

Address of Joint Filer:                 c/o Victory Park Capital Advisors, LLC
                                        150 North Riverside Plaza, Suite 5200
                                        Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker
or Trading Symbol:                      Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                       12/23/2021

Name of Joint Filer:                    Richard N. Levy

Address of Joint Filer:                 c/o Victory Park Capital Advisors, LLC
                                        150 North Riverside Plaza, Suite 5200
                                        Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker
or Trading Symbol:                      Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                       12/23/2021